Exhibit (11)* to Report
                               on Form 10-K for Fiscal
                              Year Ended June 30, 1997
                           by Parker-Hannifin Corporation



                      Computation of Common Shares Outstanding
                               and Earnings per Share


              *Numbered in accordance with Item 601 of Regulation S-K.

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                 EXHIBIT (11)* TO REPORT ON FORM 10-K
                  FOR FISCAL YEAR ENDED JUNE 30, 1997

                       PARKER-HANNIFIN CORPORATION
                 COMPUTATION OF COMMON SHARES OUTSTANDING**
                         AND EARNINGS PER SHARE**
               (Dollars in thousands, except per share amounts)



                                              1997          1996          1995


Net income applicable to common shares   $ 274,039     $ 239,667     $ 218,238
                                       ===========   ===========   ===========


Weighted average common shares
  outstanding for the year             111,601,484   111,260,717   110,576,214

Increase in weighted average from:
  Dilutive effect of stock options         916,569       928,000       572,400
                                       ___________   ___________   ___________
Weighted average common shares,
   assuming issuance of the above
   securities                          112,518,053   112,188,717   111,148,614
                                       ===========   ===========   ===========


Earnings per common share:
  On the weighted average common
  shares outstanding for the year        $    2.46      $   2.15     $    1.97

  Assuming issuance of shares for
    convertible debentures and
    dilutive stock options*              $    2.44      $   2.14     $    1.96


 * This Exhibit is numbered and submitted in accordance with Regulation S-K
   Item 601(b)(11) although not required for income statement presentation because it results in dilution less than three percent.

** Shares outstanding and per share amounts have been adjusted to reflect the 3-shares-for-2 Common Stock split paid on September 5, 1997.